UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2016

TRENTON ACQUISITION CORP.

(Exact name of Registrant as specified in its charter)

Delaware	000-54479	45-2558944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 14th Floor, New York, NY	10022
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (212) 356-0509

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 8, 2016, the board of directors of Trenton Acquisition Corp, a Delaware corporation (the “Company”) appointed Kenneth J. Kirsch as the Chief Financial Officer of the Company.

Mr. Kirsch has not had any direct or indirect interest in any transactions with the Company that requires disclosure under Item 404(a) of Regulation S-K.

The principal occupation and a brief summary of the background of Mr. Kirsch is as follows:

Kenneth J. Kirsch, age 55, is the Chief Financial Officer of Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC. Kenneth joined Rodman in August 2016. Previously, Kenneth was Chief Financial Officer and FINOP of Auerbach Grayson & Company LLC, an international broker-dealer, from January 2016 to August 2016. From January 2014 to December 2015, Kenneth was Chief Financial Officer of Tiger & Dragon Capital (USA), LLC, a holding company, and in connection with Tiger & Dragon’s business activities, he also was a registered representative of J.H Lillian Securities Corp., a corporate financial service advisor, from August 2015 to December 2015. From February 1998 to October 2013, Kenneth was employed by Brean Capital, LLC, a broker-dealer, and BMI Capital Corporation, an investment advisory firm and sister company to Brean Capital, first as Controller, then as Chief Financial Officer beginning in March 2000, a position he held until 2013. Kenneth began his career with Garvin Guy Butler Corporation (now known as ICAP), holding various financial and accounting positions during his tenure from August 1983 until November 1997, ultimately being named Controller. Kenneth graduated with a Bachelor of Science degree in Accounting from the State University of New York, College at Oswego in 1983.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Trenton Acquisition Corp.

Dated: August 10, 2016	By:	/s/ Zvi Ben-Zv
Zvi Ben-Zv President